Exhibit 99.1

Eastside Distilling Reports Second Quarter 2021 Financial Results

Company to Host Conference Call at 5:00pm ET Today

PORTLAND, Oregon, August 12, 2021 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a consumer-focused beverage company that builds craft inspired experiential brands and high-quality artisan products around premium spirits and ready-to-drink (“RTD”) craft cocktails, reported second quarter 2021 financial results for the period ended June 30, 2021.

Second Quarter 2021 Highlights:

●	Grew spirits volume and revenue double digits despite challenging business environment
●	Reduced pricing discounts and shifted portfolio mix resulting in improved operating margins
●	Craft Canning continues to expand customer base including wine and non-alcoholic beverages
●	Significant reduction in year over year operating costs
●	Fully diluted EPS of $0.13 at the mid-point of the year
●	Significantly improved liquidity refinancing near-term maturities and making key investments in growth

“Eastside has been on a tough road with a lack of liquidity, high cash burn rate, competing interests and high employee turnover; however, I believe we have about 90% of the Company turnaround completed at this time. We have made significant progress toward our goals and have shifted our focus to growth in the second half of 2021,” said Paul Block, Eastside’s CEO.

Financial Results

Gross sales for the three months ending June 30, 2021 decreased 6% to $3.6 million from $3.8 million for the three months ending June 30, 2020. This was primarily driven by a decrease in canning services compared to last year when sales were positively impacted by a shift from kegs to cans caused by the COVID-19 pandemic. This decline in canning was offset by increased spirits sales of Burnside and Azuñia partially offset by lower sales of Legacy brands resulting in positive price mix. Both divisions were negatively impacted by higher cost of materials and freight due to price pressures on the supply chain. In addition, canning margins were negatively impacted by a shift from sales of canning services to lower margin consumables sales. As a result, gross profit for the three months ending June 30, 2021 decreased to $1.1 million from $1.4 million for the three months ending June 30, 2020.

The Company continued to make improvements in lowering operating expenses which declined 22% for the three months ending June 30, 2021 to $2.5 million from $3.2 million for the three months ending June 30, 2020. This reduction was due to lower depreciation and amortization expenses (due to the elimination of Redneck Riviera and our retail tasting rooms), compensation and marketing spend.

Net loss including discontinued operations for the three months ending June 30, 2021 was $(1.8) million, or $(0.14) per share, compared to a loss of $(2.2) million, or ($0.22) per share, for the three months ending June 30, 2020. The Company continued its improvement in adjusted EBITDA reporting $(0.7) million for the three months ending June 30, 2021 compared to $(1.0) million for the three months ending June 30, 2020. The Company accounted for the Redneck Riviera License Termination and closing of its retail tasting room as part of discontinued operations in its 2021 Form 10-Q filing.

During the second quarter, the Company delivered 9,327 cases of spirits, excluding Redneck Riviera. Azuñia benefitted from the slow recovery of the on-premise business while Burnside gained new distribution outside of Oregon. The softness in Portland Potato Vodka was due to cycling the shift to “at home” drinking at the start of the pandemic. The following table details cases delivered during the three months ending June 30, 2021:

9L Cases	Q2 2021	Q2 2020
Azuñia	3,237	1,667
Burnside	1,184	1,002
Hue-Hue	81	119
PPV	4,682	4,857
Eastside Brands	46	-
Legacy Brands	97	654
9L Case Volume	9,327	8,299

The Company ended the quarter with $4.5 million in borrowings under its Live Oak and FIB credit facilities and reported cash of $1.1 million. The Company has achieved substantial progress on improving its cash position and reducing debt. The Company finalized a security purchase agreement with accredited investors and received payment of $3.3 million in exchange for 6% secured convertible promissory notes of the Company that are convertible into shares with an initial conversion price of $2.20 per share, and subsequently repaid $2.3 million of notes payable. Additionally, the Company issued the final portion of the Azuñia Earnout in stock at a price of $1.82 per share.

Subsequent to quarter-end, the Company issued 900,000 shares of common stock in connection with the exercise of warrants included in the security purchase agreement for $2.4 million of cash. The transaction allowed the Company to fund a key component of its strategic plan. The Company also issued 900,000 new 5-year warrants with a strike of $3.00 per share.

The Company will give further updates on its earnings conference call.

Use of Non-GAAP Measures

Eastside Distilling’s management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of adjusted EBITDA as a supplement to GAAP results. Management believes this non-GAAP measure provides useful information about the Company’s operating results and assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items. The table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Conference Call

Second Quarter 2021 Conference Call Details

Date and Time: Thursday, August 12, 2021 at 5:00pm ET

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10158768. A webcast replay will be available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon, since 2008. The Company is distinguished by its highly decorated product lineup that includes Azuñia Tequilas®, Burnside Whiskeys®, Hue-Hue Coffee Rum®, and Portland Potato Vodkas®. All Eastside spirits are crafted from natural ingredients for quality and taste. Eastside’s Craft Canning + Bottling subsidiary is one of the Northwest’s leading independent spirit bottlers and ready-to-drink canners.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements that reflect our expectations or anticipations rather than historical fact . Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; the impact of COVID-19 and related business disruption, the Company’s ongoing financing requirements and ability to achieve financing, acceptance of the Company’s products in the market; the Company’s success in obtaining new customers; the Company’s success in product development; the Company’s ability to execute its business model and strategic plans; the Company’s success in integrating acquired entities and assets, and other risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). A detailed discussion of the most significant risks can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K. The Company assumes no obligation to update the cautionary information in this press release.

Financial Summary Tables

The following financial information should be read in conjunction with the unaudited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-Q for the period ended June 30, 2021, and which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.eastsidedistilling.com/investors.

Eastside Distilling, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

June 30, 2021 and December 31, 2020

Dollars in thousands, except share and per share

	June 30, 2021	December 31, 2020
Assets	Unaudited
Current assets:
Cash	$1,069	$836
Trade receivables, net	1,524	694
Inventories	6,283	6,728
Prepaid expenses and current assets	147	750
Current assets held for sale	-	3,833
Total current assets	9,023	12,841
Property and equipment, net	2,997	3,109
Right-of-use assets	1,012	1,270
Intangible assets, net	13,831	14,038
Other assets, net	250	285
Non-current assets held for sale	85	189
Total Assets	$27,198	$31,732

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,630	$1,864
Accrued liabilities	956	1,452
Deferred revenue	-	23
Current portion of secured credit facilities, net of debt issuance costs	2,967	6,405
Deferred consideration for Azuñia acquisition	-	15,452
Other current liabilities, related party	-	700
Current portion of notes payable	1,066	3,830
Current portion of lease liabilities	393	515
Current liabilities held for sale	19	18
Total current liabilities	7,031	30,259
Lease liabilities, net of current portion	663	817
Secured credit facilities, net of debt issuance costs	2,497	-
Notes payable, related parties	6,963	-
Notes payable, net of current portion	1,310	1,693
Non-current liabilities held for sale	54	71
Total liabilities	18,518	32,840

Eastside Distilling, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (continued)

June 30, 2021 and December 31, 2020

Dollars in thousands, except share and per share

	June 30, 2021	December 31, 2020
	Unaudited
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 15,000,000 shares authorized; 12,417,577 and 10,382,015 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	60,832	52,985
Accumulated deficit	(52,154)	(54,094)
Total Stockholders’ Equity (Deficit)	8,679	(1,108)
Total Liabilities and Stockholders’ Equity (Deficit)	$27,198	$31,732

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2021 and 2020

Dollars and shares in thousands, except per share

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Sales	$3,618	$3,834	$6,861	$6,967
Less customer programs and excise taxes	235	195	411	416
Net sales	3,383	3,639	6,450	6,551
Cost of sales	2,240	2,218	4,558	4,405
Gross profit	1,143	1,421	1,892	2,146
Operating expenses:
Sales and marketing expenses	635	970	1,411	2,483
General and administrative expenses	1,901	2,287	4,112	4,443
(Gain) loss on disposal of property and equipment	-	(20)	61	(19)
Total operating expenses	2,536	3,237	5,584	6,907
Loss from operations	(1,393)	(1,816)	(3,692)	(4,761)
Other income (expense), net
Interest expense	(345)	(319)	(471)	(623)
Other income	17	-	2,217	-
Total other income (expense), net	(328)	(319)	1,746	(623)
Loss before income taxes	(1,721)	(2,135)	(1,946)	(5,384)
Provision for income taxes	-	-	-	-
Net loss from continuing operations	(1,721)	(2,135)	(1,946)	(5,384)
Net income (loss) from discontinued operations	(47)	(51)	3,886	(310)
Net income (loss)	$(1,768)	$(2,186)	$1,940	$(5,694)

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Operations (continued)

For the Three and Six Months Ended June 30, 2021 and 2020

Dollars and shares in thousands, except per share

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Basic net income (loss) per common share	$(0.14)	$(0.22)	$0.17	$(0.58)
Diluted net income (loss) per common share	$(0.14)	$(0.22)	$0.13	$(0.58)
Basic weighted average common shares outstanding	12,262	9,984	11,683	9,869
Diluted weighted average common shares outstanding	12,262	9,984	14,401	9,869

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$(1,768)	$(2,186)	$1,940	$(5,694)
Add:
Interest expense	345	319	471	623
Depreciation and amortization	306	624	606	1,269
EBITDA	(1,117)	(1,243)	3,017	(3,802)
(Gain) loss on disposal of property and equipment	-	(20)	61	(19)
Gain on termination of license agreement	-	-	(2,850)	-
Forgiveness of debt - PPP	-	-	(1,448)	-
Remeasurement of deferred consideration	-	-	(750)	-
Gain on disposal of offsite inventory	-	-	(1,047)	-
Severance payments	171	-	176	-
One-time professional fees	66	-	343	-
Q1 2021 inventory valuation	-	-	164	-
Stock compensation	174	304	409	802
Adjusted EBITDA	$(706)	$(959)	$(1,925)	$(3,019)

INVESTOR RELATIONS CONTACT: Amy Brassard, (503) 542-7420, ir@eastsidedistilling.com

This information is being distributed to you by: Eastside Distilling, Inc.

8911 NE MARX DRIVE, SUITE A2, PORTLAND, OREGON, 97220